UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2006

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GTECH Holdings Corporation

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(Exact name of Registrant as specified in its charter)

Delaware

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(State or other jurisdiction of incorporation)

1-11250	05-0450121

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(Commission file number)	(IRS Employer Identification Number)

55 Technology Way, West Greenwich, Rhode Island 02817

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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 401-392-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[	]	Written communication pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 204.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.
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Section 303A.03 of the New York Stock Exchange ("NYSE") Listed Company Manual requires NYSE- listed companies to disclose in their annual proxy statements the name of the non-management director who is chosen to preside at all regularly-scheduled executive sessions of the non-management members of the board of directors, if one director is chosen to preside at all of these meetings. Section 303A.09 of the NYSE Listed Company Manual requires NYSE-listed companies to disclose in their annual proxy statements that their corporate governance guidelines and the charters of their most important committees are available on the listed companies' websites, and in print to any shareholder who requests such information.

In response to questions posed by the NYSE with respect to the Registrant's latest annual proxy statement, dated June 21, 2005 (the "2005 Proxy Statement"), this Report confirms that:

(a)       Robert M. Dewey, Jr., who is identified in the 2005 Proxy Statement as the Registrant's "non-executive Chairman of the Board of Directors", presides at all meetings of the Board of Directors, including all executive sessions of the Board of Directors; and

(b)       the Registrant's corporate governance guidelines are available on the corporate governance link on the Investor Relations section of its website, located at the web address set forth in the 2005 Proxy Statement, and in print to any person who makes a request in writing for such information to the address set forth in the 2005 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, GTECH Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTECH HOLDINGS CORPORATION

By:	/s/ Walter G. DeSocio

Walter G. DeSocio

Senior Vice President, General Counsel and Secretary

Dated: February 17, 2006